UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INMUNE BIO INC.

(Name of Registrant as Specified in Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below in exhibit required by Item 25(b) Exchange Act Rules 14a-6(i)(14) and 0-11.

INmune Bio Inc.

225 NE Mizner Blvd., Suite 640

Boca Raton, FL 33432

NOTICE OF 2025 SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 18, 2025

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of INmune Bio Inc., a Nevada corporation (the “Company”), will be held on November 18, 2025, at 10:00 a.m., Eastern Time, in a virtual meeting format, which will be conducted via live webcast. You may attend the Special Meeting online, vote your shares electronically and submit questions by visiting www.virtualshareholdermeeting.com/INMB2025SM.

The Special Meeting will be held for the following purposes:

1.      To approve the repricing of certain outstanding stock options that have been granted under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”), 2019 Stock Incentive Plan (the “2019 Plan”), and Second Amended and Restated 2021 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time in accordance with its terms, the “2021 Plan”) (the “Option Repricing Proposal” or “Proposal 1”);

2.      To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting (the “Adjournment Proposal” or “Proposal 2”); and

3.      To transact such other business as may properly come before the Special Meeting or any continuations, adjournments, and postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.

Our Board of Directors has established the close of business on September 30, 2025, as the “record date” for the Special Meeting. This means that you are entitled to notice of, and to vote at, the Special Meeting or any continuations, adjournments, and postponements thereof if our stock records show that you owned our common stock at that time.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide our proxy materials to our stockholders using the “full set delivery option” in connection with the Special Meeting, pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are delivering to our stockholders paper copies of the accompanying proxy statement and form of proxy card (collectively, the “Proxy Materials”) by mail. In addition to delivery of the Proxy Materials to our stockholders, we will post the Proxy Materials on a publicly accessible website and provide information to our stockholders about how to access the website. The proxy statement is dated October 14, 2025 and is first being mailed to stockholders on or about October 14, 2025.

Please see the “Information About the Special Meeting and Voting” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Special Meeting, including the ability of stockholders to submit questions during the Special Meeting, and technical details and support related to accessing the virtual platform. There is no physical location for the Special Meeting. You will not be able to attend the Special Meeting in person.

Your vote is important.    Whether or not you plan to attend the Special Meeting virtually and vote your shares online, it is important that your shares be represented. You may vote over the Internet, via telephone or by mail. You are urged to vote in accordance with the instructions set forth in the Proxy Materials. We encourage you to vote by proxy so that your shares will be represented and voted at the Special Meeting, whether or not you can attend. You will need the 16-digit control number included on your proxy card or the instructions that accompany your proxy materials to attend the Special Meeting virtually via the Internet. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the Special Meeting. If your shares are held in “street name” (i.e., held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means, at your earliest convenience.

Thank you for your continued support of INmune Bio Inc.

By Order of the Board of Directors,

/s/ David Moss
David Moss
Chief Executive Officer and Director
October 14, 2025
Boca Raton, Florida

i

INmune Bio Inc.

225 NE Mizner Blvd., Suite 640

Boca Raton, FL 33432

PROXY STATEMENT FOR THE 2025 SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 18, 2025

The Board of Directors of INmune Bio Inc. (the “Board of Directors,” “Board,” or “our Board”) is soliciting proxies from stockholders for its use at the 2025 special meeting of our stockholders (the “Special Meeting”), and at any continuation, postponement, or adjournment of that meeting. The Special Meeting is scheduled to be held on November 18, 2025, at 10:00 a.m., Eastern Time, in a virtual meeting format, which will be conducted via live webcast at www.virtualshareholdermeeting.com/INMB2025SM. In this proxy statement, “we,” “our,” “us,” the “Company,” “INmune,” “INmune Bio,” and similar designations refer to INmune Bio Inc. The mailing address of our principal executive offices is INmune Bio Inc., 225 NE Mizner Blvd. Suite 640, Boca Raton FL 33432.

Please see the “Information About the Special Meeting and Voting” section of this proxy statement for more details regarding the logistics of the virtual Special Meeting, including the ability of stockholders to submit questions during the Special Meeting, and technical details and support related to accessing the virtual platform. There is no physical location for the Special Meeting. You will not be able to attend the Special Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of the Board of Directors with respect to each of the matters set forth in the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

On or about October 14, 2025, we will commence mailing this proxy statement and form of proxy card to all stockholders of record entitled to notice of, and to vote at, the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 SPECIAL STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 18, 2025

This proxy statement and the accompanying proxy card are available for viewing, printing and downloading at www.proxyvote.com. To access these materials, please have your 16-digit control number(s) available that appears on your proxy card. Copies of the proxy materials will be mailed to all stockholders of record entitled to notice of, and to vote at, the Special Meeting, and will also be available on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Purposes of the Special Meeting

The purposes of the Special Meeting are:

1.      To approve the repricing of certain outstanding stock options that have been granted under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”), 2019 Stock Incentive Plan (the “2019 Plan”), and Second Amended and Restated 2021 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time in accordance with its terms, the “2021 Plan,” and together with the 2017 Plan and 2019 Plan, the “Plans”) (the “Option Repricing Proposal” or “Proposal 1”);

2.      To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting (the “Adjournment Proposal” or “Proposal 2”); and

3.      To transact such other business as may properly come before the Special Meeting or any continuations, adjournments, and postponements thereof.

Stockholders Entitled to Vote at the Special Meeting

Our Board has established the close of business on September 30, 2025, as the “record date” for the Special Meeting. This means that you are entitled to notice of, and to vote, at the Special Meeting (and any continuations, adjournments and postponements thereof) if our records show that you owned our common stock at that time. As of the record date, 26,585,258 shares of our common stock were issued and outstanding. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Special Meeting and can be voted only if the record owner of that share, determined as of the record date, votes during the live webcast of the meeting or is represented by proxy. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the headquarters of the Company, 225 NE Mizner Blvd., Suite 640, Boca Raton, FL 33432, during ordinary business hours, by any stockholder for any purpose germane to the Special Meeting, for a period of ten (10) days prior to the Special Meeting.

Voting Shares That You Hold in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•        BY INTERNET (before the Special Meeting) — www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on November 17, 2025. Have your proxy card in hand when you access the website. Follow the steps outlined on the secured website.

•        BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Votes submitted by mail must be received by November 17, 2025.

•        BY PHONE — Use a touch-tone phone by calling 1-800-690-6903 (toll-free from the U.S., U.S. territories and Canada) to transmit your voting instructions up until 11:59 p.m., Eastern Time, on November 17, 2025. Have your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.

•        VOTE DURING THE VIRTUAL MEETING — See “Attending the Special Meeting,” below.

If the Special Meeting is adjourned or postponed, the deadlines above may be extended.

Virtual Meeting

The Special Meeting will be a virtual meeting, which will be conducted via live webcast.

To participate in the Special Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/INMB2025SM. You will need the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

If you are a beneficial owner of shares held in “street name” by your bank, brokerage firm or other nominee, you should have received a voting instruction form provided by your bank, brokerage firm or other nominee rather than from us. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

Attending the Special Meeting

The Special Meeting will be held entirely online at www.virtualshareholdermeeting.com/INMB2025SM. A summary of the information you need to attend the Special Meeting online is provided below:

•        Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.proxyvote.com.

•        Please have your 16-digit control number to enter the Special Meeting.

•        Stockholders may submit questions while attending the Special Meeting via the Internet. For instructions on how to do so, see below.

•        The meeting webcast will begin promptly at 10:00 a.m., Eastern Time on November 18, 2025.

•        We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Submitting Questions at the Special Meeting

During the Special Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the field provided in the web portal at or before the time the matters are before the Special Meeting for consideration. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion, which will be answered before the voting is closed. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Special Meeting or are out of order or not otherwise suitable for the conduct of the Special Meeting as determined in our reasonable judgment, we may choose not to address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Special Meeting.

Our Special Meeting will be governed by the Special Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and include rules for how questions will be recognized and addressed. Please review the Special Meeting’s Rules of Conduct for further details. The Special Meeting’s Rules of Conduct are available at www.proxyvote.com and will be available during the Special Meeting at www.virtualshareholdermeeting.com/INMB2025SM.

Technical Assistance for the Virtual Meeting

We encourage stockholders to log into the virtual Special Meeting at least fifteen (15) minutes prior to the start of the Special Meeting to test their Internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Special Meeting, please call the basic call center support number on the login screen.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner of shares held in “street name,” not a record owner, and you therefore have no direct vote on any matter to come before the Special Meeting. Your broker, bank or other nominee will send you voting instructions for you to use in directing the broker, bank or other nominee in how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on the Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under the rules of NYSE, brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to “routine” matters.

Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the approval of the repricing of certain outstanding stock options that have been granted under the 2017 Plan, 2019 Plan and/or the 2021 Plan (Proposal 1) and the approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting (Proposal 2) will be non-routine matters. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee will not be authorized to cast a vote on your behalf on Proposal 1 (the Option Repricing Proposal) or Proposal 2 (the Adjournment Proposal). Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 1. Assuming the presence of a quorum, abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 2. In the absence of a quorum, abstentions and broker non-votes, if any, will have the same effect as a vote “against” Proposal 2. Because Proposal 1 and Proposal 2 are non-routine matters for which brokers, banks or other nominees do not have discretionary voting power, broker non-votes are not expected to exist with respect to these proposals.

Your Voting Options on Each of the Proposals

The approval of the repricing of certain outstanding stock options that have been granted under the 2017 Plan, 2019 Plan and/or the 2021 Plan (Proposal 1) requires the affirmative vote of a majority of the votes properly cast at the Special Meeting for such matter. You may vote “for,” “against” or “abstain” with respect to Proposal 1. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

The approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting (Proposal 2) requires the affirmative vote of a majority of the votes properly cast at the Special Meeting for such matter; provided, that in the absence of a quorum, the affirmative vote of a majority of the voting power present in person or by proxy at the Special Meeting and entitled to vote thereon is required for such matter. You may vote “for,” “against” or “abstain” with respect to Proposal 2. Assuming the presence of a quorum, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. In the absence of a quorum, abstentions and broker non-votes, if any, will have the same effect as a vote “against” Proposal 2. If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgement. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

•        “FOR” the approval of the repricing of certain outstanding stock options that have been granted under the 2017 Plan, the 2019 Plan and/or the 2021 Plan (Proposal 1); and

•        “FOR” the approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting (Proposal 2).

If any other matter is properly brought before the Special Meeting, the Company — through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy — will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

As a stockholder, you are entitled to cast one vote per share for the proposal to approve: (i) the repricing of certain outstanding stock options that have been granted under the 2017 Plan, 2019 Plan and/or the 2021 Plan (Proposal 1); and (ii) a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting (Proposal 2), but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote on each such proposal).

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes, if any:

Proposal	Voting Options	Board Recommends	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1: Option Repricing Proposal	FOR AGAINST ABSTAIN	FOR	Majority of votes properly cast.	Abstentions will have no effect in determining the outcome of the proposal.	Broker non-votes (if any) will have no effect in determining the outcome of the proposal.
Proposal 2: Adjournment Proposal	FOR AGAINST ABSTAIN	FOR

In the presence of a quorum, majority of votes properly cast. In the absence of a quorum, majority of the voting power present in person or by proxy at the Special Meeting and entitled to vote thereon.

In the presence of a quorum, abstentions will have no effect in determining the outcome of the proposal. In the absence of a quorum, abstentions will have the same effect as a vote “against.”

In the presence of a quorum, broker non-votes (if any) will have no effect in determining the outcome of the proposal. In the absence of a quorum, broker non-votes (if any) will have the same effect as a vote “against.”

Quorum

Our bylaws, as amended and in effect as of the date hereof (our “bylaws”) provide that the presence, in person or by remote communication, if applicable, or represented by proxy, of holders of at least 33.3 percent of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy. Shares present virtually during the Special Meeting will be considered shares of common stock represented in person at the Special Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.

Voting on Possible Other Matters

We do not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the Special Meeting, the persons named on the Company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Special Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting during the Special Meeting or by giving written notice revoking the proxy or submitting another duly executed proxy card bearing a later date to our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at INmune Bio Inc., 225 NE Mizner Blvd., Suite 640, Boca Raton, FL 33432, Attention: Corporate Secretary. Attendance at the Special Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Corporate Secretary before the proxy is exercised or the stockholder votes at the Special Meeting. Beneficial owners who have directed their broker, bank or other nominee as to how to vote their shares should contact their broker, bank or other nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our Special Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy card and including the cost of hosting the virtual Special Meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Special Meeting Voting Results

We plan to announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K (a “Form 8-K”) to be filed with the SEC within four (4) business days following the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four (4) business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

PROPOSAL 1 — APPROVAL OF REPRICING OF CERTAIN OUTSTANDING STOCK OPTIONS

Overview

In order to address employee retention and competitiveness concerns, we are seeking stockholder approval to reprice certain outstanding stock options granted to our current directors, executive officers and employees under the 2017 Plan, the 2019 Plan and the 2021 Plan (the “Option Pricing Proposal”). The stock options being considered for the repricing were granted between January 1, 2018 and January 22, 2025 (collectively, the “Eligible Options”). Under the Option Pricing Proposal, the exercise price per share of all Eligible Options would be reduced to an amount equal to the closing price of our common stock on the Nasdaq Capital Market on the date of the Special Meeting. We refer to the action of reducing the exercise price as the “Repricing.” All other terms and conditions of the Eligible Options, including the applicable vesting schedules, remain in force and unchanged.

The Board of Directors has determined that the Repricing is in our best interest and in the best interest of our stockholders.

We have historically granted stock options and other equity-based awards under the 2017 Plan, 2019 Plan and the 2021 Plan consistent with the view that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages generally include a number of different components, we believe equity compensation most effectively links pay to performance as it encourages employees, directors and executive officers to work toward our success and aligns their interests with those of our stockholders by providing such employees, directors and executive officers with a means to benefit from increased stock value. We face significant competition for experienced and talented personnel with critical and high demand skills in our industry, and stock options are an important part of our incentive compensation. Additionally for certain directors, officers and employees, the Board of Directors has determined that it would be desirable to also make such individuals whole in recognition of their past service to us.

As a clinical-stage pharmaceutical company, the market price for our common stock has historically been volatile, reflecting the risks and uncertainties inherent in the development of our product candidates. The Board of Directors determined that adverse changes in the market price of our common stock compared to the market practice of our common stock at the time of the grant of the Eligible Options could materially disrupt our efforts to retain the service of the Eligible Option holders. Therefore, the Board of Directors approved the Repricing, to encourage, not only, increased alignment of the interests of stock option holders who are current directors, officers and employees with those of our stockholders, but also, stock option holders’ stake in our long-term performance and success. When the market price of our common stock is significantly below the applicable exercise price of a stock option, often referred to as “underwater” or “out-of-the-money,” a stock option holder is unlikely to exercise such stock option because there is a lower likelihood of financial gain upon attainment of (and subsequent disposition of) our common stock. The Board of Directors believes such stock option holders may in turn be less incentivized to contribute to our long-term business goals.

As of September 30, 2025, the closing price of our common stock on the Nasdaq Capital Market was $2.07 per share, resulting in 100% of our total outstanding stock options granted under the 2017 Plan, 2019 Plan and the 2021 Plan being underwater (i.e., the stock option exercise price exceeded the closing price of our common stock on such date).

As set forth below, a significant proportion of the options held by our current directors, executive officers and employees are underwater, thus increasing the seriousness of the retention issues associated with such options: “out-of-the-money”), rendering the options a less effective means of incentivizing and retaining such holders, as shown in the table below.

Range of Exercise Prices of Eligible Options	Number of Shares Underlying Eligible Options(1)	Weighted Average Exercise Price	Weighted Average Remaining Term (in years)
$3.91 – $5.05	2,185,000	$4.36	6.12
$7.80 – $9.92	2,768,000	$8.55	5.43
$17.49 – $24.82	558,000	$20.67	5.69

____________

(1)      Excludes the number of shares underlying certain outstanding stock options granted under the Plans that will cease to be Eligible Options as of the Repricing Date due to the previously scheduled departures of certain employees.

Alternatives considered

We considered several alternatives in arriving at this proposal.

1)      We could do nothing. We are concerned that if we do not improve the Eligible Option holder’s prospects of receiving long-term value from their stock options, we will undermine their long-term commitment to us. We will also forgo an opportunity to better align their interests with the interests of our stockholders. Also, we considered not repricing the options of former directors, officers and employees.

2)      We could limit the Repricing to non-executive employees. We believe that excluding executive officers and directors from the Repricing could result in our possibly losing the services of some the most highly-valued contributors to our long-term success.

3)      Increase cash compensation. To replace underwater equity incentives, we considered whether we could substantially increase cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results.

4)      Exchange underwater stock options for new stock options. We also considered implementing a program to exchange underwater stock options for restricted stock units. However, the exchange ratios for such an exchange would likely result in fewer replacement awards being granted and we do not believe such a program would provide sufficient incentives for retention under our current circumstances. In addition, any exchange proposal would require compliance with the SEC’s tender offer rules and result in additional costs, complexities and burdens on our resources.

Specifics of the Option Repricing

Accordingly, on September 30, 2025, our board of directors, based on the recommendation of our compensation committee, approved, subject to the approval of our stockholders at the Special Meeting, the Option Pricing Proposal. If approved by stockholders, the exercise price per share of Eligible Options (as defined below) would be reduced (the “Repricing”) to an amount equal to one hundred percent (100%) of the closing price of our common stock on the Nasdaq Capital Market on the date of our Special Meeting (the “Repricing Date”), rounded up to the nearest penny (the “Repriced Exercise Price”). There will be no changes to the number of shares underlying the Repriced Options or the vesting schedule or expiration dates of the Repriced Options.

Eligible Options

Certain of our current employees (including our named executive officers) and non-employee directors hold Eligible Options that would potentially benefit from the Option Repricing, in each case subject to the terms and conditions described above under “Specifics of the Option Repricing.” The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to Eligible Options and the weighted average exercise price of the Eligible Options, in each case, as of September 30, 2025, but excludes the number of shares underlying certain outstanding stock options granted under the Plans that will cease to be Eligible Options as of the Repricing Date due to the previously scheduled departures of certain employees.

Name and Position	Number of Shares Subject to Eligible Options	Weighted Average Exercise Price of Eligible Options
Named Executive Officers
David Moss(1)	1,478,000	$8.26
Chief Executive Officer and Director
Mark Lowdell	924,000	$6.87
Chief Scientific Officer
Cory Ellspermann(2)	245,000	$8.26
Interim Chief Financial Officer
All current executive officers, as a group (3 persons)	2,647,000	$7.77
All current non-employee directors, as a group (4 persons)	1,356,000	$7.93
All current non-executive officer employees, as a group (5 persons)	1,508,000	$8.87

____________

(1)      David Moss was appointed Chief Executive Officer and director of the Company, effective August 13, 2025.

(2)      Cory Ellspermann was appointed Interim Chief Financial Officer on August 4, 2025

Interests of Certain Persons in the Option Repricing

In considering the Board’s recommendation with respect to the approval of the Option Repricing, stockholders should be aware that, as discussed above, certain of our current employees, including our executive officers, and members of the Board hold Eligible Options that will be repriced if the proposal is approved at the Special Meeting. The Board acknowledges that approval of this proposal may benefit our employees, directors, and their respective successors.

Accounting Treatment of the Option Repricing

We have adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) regarding accounting for share-based payments. Under FASB ASC Topic 718, we will recognize the original grant date fair value plus the incremental fair value resulting from the modification as compensation. The incremental compensation cost will be measured as the excess, if any, of the fair value of the repriced Eligible Options immediately following the Option Repricing over the fair value of the Eligible Options immediately prior to the Option Repricing.

Certain U.S. Federal Income Tax Consequences

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for options granted under the Plans. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Incentive Stock Options

For income tax purposes, the repricing of an Eligible Option that is an incentive stock option (“ISO”) is treated as a new option granted as of the Repricing Date and certain options previously denominated as ISOs may be converted to non-qualified stock options as a result of the Option Repricing.

The grant (including the deemed grant as a result of the repricing) or exercise of an ISO under the Plans is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.

Non-Qualified Stock Options

The grant or repricing of a non-qualified stock option under the Plans is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified stock option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with the Option Repricing in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of a non-qualified stock option). We will generally not be entitled to a tax deduction in the case of an ISO for which there is a qualifying disposition following exercise. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Code Section 162(m), the annual compensation paid to any of these specified service providers will be deductible only to the extent that it does not exceed $1,000,000.

Financial Statements

Our financial statements and other information required by Item 13(a) are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025.

Required Vote of Stockholders

The approval of Proposal 1 requires the affirmative vote of a majority of the votes properly cast at the Special Meeting for such matter. You may vote “for,” “against” or “abstain” with respect to Proposal 1. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE REPRICING OF CERTAIN OUTSTANDING STOCK OPTIONS THAT HAVE BEEN GRANTED UNDER THE 2017 PLAN, 2019 PLAN AND/OR THE 2021 PLAN, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

(PROPOSAL 1 ON YOUR PROXY CARD)

PROPOSAL 2 — APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING

If the Special Meeting is convened and a quorum is present, but the Company fails to receive a sufficient number of votes to approve the Option Repricing Proposal (Proposal 1) at the Special Meeting, or if there is an insufficient number of votes to constitute a quorum, the Company may propose to adjourn or postpone the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of such proposal. The Company currently does not intend to propose an adjournment or postponement at the Special Meeting if there are sufficient votes at the Special Meeting to approve Proposal 1.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes at the Special Meeting to approve Proposal 1. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned or postponed session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, including the solicitation of proxies from our stockholders that have previously voted.

Among other things, approval of Proposal 2 could mean that, even if we had received proxies representing a sufficient number of votes against Proposal 1 to defeat the proposal, we could adjourn the Special Meeting without a vote on Proposal 1 and use the additional time to solicit the holders of those shares to change their votes to vote in favor of Proposal 1.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for thirty (30) days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote of Stockholders

The approval of Proposal 2 requires the affirmative vote of a majority of the votes properly cast at the Special Meeting for such matter; provided, that in the absence of a quorum, the affirmative vote of a majority of the voting power present in person or by proxy at the Special Meeting and entitled to vote thereon is required for such matter. You may vote “for,” “against” or “abstain” with respect to Proposal 2. In the presence of a quorum, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. In the absence of a quorum, abstentions and broker non-votes, if any, will have the same effect as a vote “against.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF THE OPTION REPRICING PROPOSAL AT THE TIME OF THE SPECIAL MEETING, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

(PROPOSAL 2 ON YOUR PROXY CARD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 30, 2025, unless otherwise indicated, regarding the beneficial ownership of our common stock for (i) stockholders who beneficially owned more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

In computing the number of shares beneficially owned by an individual or entity, shares of common stock subject to options, warrants, restricted stock units or other rights held by such person that are currently exercisable or have vested or that will become exercisable or will have vested within 60 days of September 30, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On September 30, 2025, there were 26,585,258 shares of our common stock outstanding. Unless noted otherwise, the address of all listed stockholders is c/o INmune Bio Inc., 225 NE Mizner Blvd. Suite 640, Boca Raton, FL 33432.

	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Raymond J. Tesi(1)	2,762,063	9.9%
Directors and Named Executive Officers
David Moss(2)	2,453,254	8.8%
Mark Lowdell(3)	2,246,729	8.2%
Cory Ellspermann(4)	156,250	*
Tim Schroeder(5)	412,770	1.5%
Scott Juda(6)	431,789	1.6%
Kelly Ganjei(7)	348,376	1.3%
Marcia Allen(8)	222,583	*
All executive officers and directors as a group (7 persons)	6,271,751	21.0%

____________

*        Less than one percent.

(1)      Consists of: (a) 1,554,106 shares of common stock held by Mr. Tesi, (b) warrants to purchase 33,408 shares of the Company’s common stock and (c) 1,174,549 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

(2)      David Moss was appointed Chief Executive Officer and director of the Company, effective August 13, 2025. Consists of: (a) 1,285,869 shares of common stock held by Mr. Moss, (b) warrants to purchase 25,718 shares of the Company’s common stock and (c) 1,141,667 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

(3)      Consists of: (a) 1,510,806 shares of common stock held by Mr. Lowdell, (b) warrants to purchase 14,423 shares of the Company’s common stock and (c) 721,500 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

(4)      Cory Ellspermann was appointed Interim Chief Financial Officer effective August 4, 2025. Consists entirely of 156,250 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

(5)      Consists of: (a) 82,187 shares of common stock held by Mr. Schroeder, and (b) 330,583 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

(6)      Consists of: (a) 71,603 shares of common stock held by Mr. Juda, and (b) warrants to purchase 29,603 shares of the Company’s common stock and (c) 330,583 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

(7)      Consists of: (a) 17,793 shares of common stock held by Mr. Ganjei, and (b) 330,583 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

(8)      Consists entirely of 222,583 shares of common stock underlying options exercisable within 60 days of September 30, 2025.

GENERAL MATTERS

Stockholder Proposals for 2026 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    To be considered for inclusion in next year’s proxy statement for our next annual meeting of stockholders, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at INmune Bio Inc. no later than February 27, 2026. Stockholder proposals should be addressed to 225 NE Mizner Blvd., Suite 640, Boca Raton, FL 33432.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting.    Stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary INmune Bio Inc. Stockholder nominations should be addressed to the Corporate Secretary, INmune Bio Inc., 225 NE Mizner Blvd. Suite 640, Boca Raton, FL 33432. To be timely for the 2026 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before February 27, 2026. If the date of the 2026 annual meeting is moved by more than 30 days before or after the anniversary date of the 2025 annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials for the 2026 annual meeting is instead a reasonable time before the Company begins to print and send its proxy materials for that meeting. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Exchange Act.

Notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth above and will not be placed on the agenda for the 2026 annual meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Annual Report

Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of our Company’s annual report to stockholders a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, except for exhibits.

Please address all requests to:

INmune Bio Inc.

Attn: Corporate Secretary

225 NE Mizner Blvd. Suite 640

Boca Raton, FL 33432

Householding of Proxy Materials

SEC rules concerning the delivery of proxy materials allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also access any document we file with the SEC on our website at or in the “SEC Filings” tab of the “Investors” section of our website at www.inmunebio.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement, and you should not consider that information a part of this proxy statement.

You should rely on the information contained in this document to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated October 14, 2025. You should not assume that the information contained in this document is accurate as of any date other than that date, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

INMUNE BIO INC. 225 NE MIZNER BLVD, SUITE 640 BOCA RATON, FL 33432 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/17/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/INMB2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/17/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1 and 2. 1. To approve the repricing of certain outstanding stock options that have been granted under the Company’s 2017 Stock Incentive Plan, 2019 Stock Incentive Plan, and Second Amended and Restated 2021 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time in accordance with its terms) (the “Option Repricing Proposal”). For Against Abstain 2. To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000684222_1 R2.09.05.010 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com INMUNE BIO INC. Special Meeting of Stockholders November 18, 2025, 10:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David Moss and Cory Ellspermann, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INmune Bio Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/INMB2025SM on November 18, 2025 starting at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000684222_2 R2.09.05.010